Exhibit 99.1

Floor & Decor Accelerates its Growth in Commercial Flooring with the Acquisition of Spartan Surfaces

Atlanta, GA, May 13, 2021 – Floor & Decor (NYSE: FND) today announced that it has entered into a definitive agreement to acquire 100% of Spartan Surfaces, a leading end-to-end commercial flooring specifying distribution company headquartered in Bel Air, Maryland for consideration of up to $90 million. A portion of the consideration will be paid through 2024 based on the achievement of predefined fiscal performance goals. The acquisition will be financed with cash-on-hand and $5 million of Floor & Decor common stock. It is expected to be accretive but not material to Floor & Decor’s diluted earnings per share for fiscal 2021, excluding transaction and integration costs. Spartan Surfaces will operate as a subsidiary of Floor & Decor Holdings, Inc. and will continue to be led by the Spartan Surfaces senior management team. The transaction is expected to close in the second quarter of fiscal 2021.

Tom Taylor, Floor & Decor’s Chief Executive Officer, stated, “We have seen strong growth in our commercial business over the last several years by providing a simplified, reliable and lower cost solution for commercial projects that leverages our merchandise sourcing and supply chain infrastructure. The addressable commercial market is large at an estimated $13 billion, and we believe Spartan Surfaces is the right strategic partner to enable us to incrementally accelerate our commercial flooring growth plans through their scalable specifying and consultative selling business model that primarily serves the architectural and design community. Just as we’ve revolutionized how hard surface flooring is purchased in retail, we see multiple sources of potential value creation by collectively leveraging each company’s core strengths, and we are excited about supporting Spartan Surfaces’ accelerated growth plans.”

Kevin Jablon, Founder and CEO of Spartan Surfaces stated, “Floor & Decor’s extensive sourcing and distribution capabilities of innovative, trend-forward products will serve as a key selling point for our business development team and for projects that depend on reliability and near-term supply. As we look to the future, we are excited that Floor & Decor has the experience and resources to help us accelerate our growth plans into many untapped and highly fragmented markets across the United States, while maintaining our unique culture.”

Barclays Capital acted as exclusive financial advisor, and Kilpatrick Townsend & Stockton LLP acted as legal advisor to Floor & Decor. Chesapeake Corporate Advisors acted as exclusive financial advisor, and Venable LLP acted as legal advisor to Spartan Surfaces.

Conference Call to Discuss Acquisition

A conference call to discuss this transaction with analysts and investors is scheduled for today, May 13, 2021, at 5:00 p.m. Eastern Daylight Time. If you would like to participate in the conference call, please dial (877) 300-8521 or (412) 317-6026, if calling internationally, please dial in approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call and downloadable slides will be available online at: ir.flooranddecor.com.

A recorded replay of the conference call will be available within two hours of the conclusion of the call and can be accessed both online at ir.flooranddecor.com or by dialing 844-512-2921 (international callers please dial 412-317-6671). The pin number to access the telephone replay is 10156481. The replay will be available until May 20, 2021.

About Floor & Decor

Founded in 2000, Atlanta based Floor & Decor is a leading, high-growth specialty retailer of hard-surface flooring, operating 140 warehouse stores in 32 states as of April 1, 2021. The stores offer the industry’s broadest in-stock assortment of tile, wood, laminate, vinyl, and natural stone flooring along with decorative and installation accessories and adjacent categories. The stores also offer free design services and a dedicated pro sales team. Products are directly sourced from manufacturers around the globe, which enables it to bring the world’s best and most innovative flooring trends to its customers, at everyday low prices. Floor & Decor has locations nationwide, but each store is bolstered by a local focus that creates a unique store experience and mix of products that meet the needs of each market served. For more information, visit www.flooranddecor.com.

About Spartan Surfaces

Founded in 2007, Spartan Surfaces is a fast-growing commercial specialty hard-surface flooring distribution company that focuses on specifying and selling commercial flooring through the Architect and Design Community, end users and commercial flooring contractors. Today, the company has 106 employees that cover three-fifths of the United States with showrooms in Washington D.C. and Chicago. For more information, visit www.spartansurfaces.com.

Forward-Looking Statements

This press release contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are usually identified by or are associated with such words as “intend,” “plan,” “believe,” “estimate,” “expect,” “anticipate” and/or the negatives or variations of these terms or similar terminology. Such forward-looking statements include those that address activities, events or developments that the Company or its management believes or anticipates may occur in the future, including the closing of the transaction and the benefits expected therefrom, including revenue growth, earnings enhancements and synergies from the transaction. All forward-looking statements are based upon the Company’s current expectations, various assumptions, and data available from third parties. The Company’s expectations and assumptions are expressed in good faith, and the Company believes there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements, including: the possibility that the transaction will not close or that the closing may be delayed; the possibility that we may be unable to obtain regulatory approval for the transaction; the potential for litigation or governmental investigations relating to the transaction; the occurrence of events, changes or circumstances that could give rise to the termination of the definitive agreement; the risk that we may be unable to successfully integrate the acquired business; the risk that we may not realize the benefits expected from the transaction; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement of the transaction; the risk that the funds required to complete the transaction become unavailable; the possibility that completing the transaction may distract the Company’s management from other important matters; and the other factors discussed in Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and in the Company’s other filings with the Securities and Exchange Commission which are available at http://sec.gov. The Company undertakes no obligation to update publicly or revise any forward-looking statements in light of new information or future events. For any forward-looking statements contained in this or any other document, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and the Company assumes no obligation to update any such statement.

Investor Contacts:

Wayne Hood
Vice President of Investor Relations
678-505-4415
wayne.hood@flooranddecor.com

or

Matt McConnell
Senior Manager of Investor Relations
770-257-1374
matthew.mcconnell@flooranddecor.com

Source: Floor & Decor Holdings, Inc.

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